EXHIBIT 23.3

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 8, 2000 included in GulfMark Offshore, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/  ARTHUR ANDERSEN LLP

Houston, Texas
March 20, 2001